EXHIBIT 23.1

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS’ CONSENT

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 22, 2003 relating to the financial statements and financial statement schedule, which appears in Meade Instruments Corp.’s Annual Report on Form 10-K for the year ended February 28, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

  /s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP
Orange County, California
May 30, 2003